Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

          In connection with the Quarterly Report of Hudson Respiratory Care Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Charles A. French, President and Chief Executive Officer of the Company, certify, to my knowledge, that:

1.	The Periodic Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES FRENCH

Charles A. French Chief Executive Officer and President May 13, 2003